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                                                                    Exhibit 20.6

  ANNUAL AGGREGATE CERTIFICATEHOLDERS STATEMENT
  MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST SERIES 2002-1
  COVERING THE PERIOD BEGINNING DECEMBER 17, 2002 (DATE OF CLOSING) AND ENDING DECEMBER 31, 2002

1.Investor Interest as of December 31, 2002
                    Class A                                     $392,700,000.00
                    Class B                                       17,600,000.00
                    Colateral Interest Holder                     29,700,000.00
                    Total Investor Interest                     $440,000,000.00

2.3- Month LIBOR as per reset dates:
                    March 13, 2002                                      2.00000%
                    June 13, 2002                                       1.88688%
                    September 12, 2002                                  1.82625%
                    December 12, 2002                                   1.41000%



3.Determination of Certificate Rates:
  a) Class A: 3-Month LIBOR plus 30 basis points
  b) Class B: 3-Month LIBOR plus 140 basis points
  c) Class C: As per Loan Agreement

4.Servicing Fee Rate                                                    0.50000%

5.Receivable Balances as of December 31, 2002
                    Aggregate Receivables                       $1,441,241,775.04
                    Finance Charge Receivables                  $   17,865,107.66
                    Principal Receivables                       $1,423,376,667.38

6.Annual Servicers' Fee                                         $    2,200,000.00

7.Aggregate Investor Default Amount                             $       65,779.02

8.Floating Investor Interest as of December 31,  2002                   30.91241%

9.Transferor Interest as of December 31,  2002                  $  183,376,667.38

10. 2002 Aggregate Collections
     (a)  Principal Receivables                                 $  358,894,765.68
     (b)  Finance Charge Receivables (inc. net recoveries,      $    6,595,896.65
     (c)  Principal and Finance Charge Receivables              $  365,490,662.33
     (d)  Late Charges                                          $    1,043,893.40
     (e)  Total Collections                                     $  366,534,555.73

11. Delinquencies as of December 31, 2002
     (a) 30 days delinquent                                     $    1,873,860.63
     (b) 60 days delinquent                                     $    2,918,307.39
     (c) 90 days delinquent                                     $    1,877,958.43
     (d) 120 + days delinquent                                  $    2,749,850.01
     (e) Total 30 + days delinquent                             $    9,419,976.46

12. 2002 Aggregate Default Amount                               $      212,791.64

13. AFCO is Servicer?                                            Yes

14. 2002 Aggregate Allocation and Application of Collections:
  (a) Class A Available Funds                                   $    2,107,766.43
  (b) Class A Optimal Interest                                  $      540,944.25
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
  (c) Class A Monthly Interest                                  $      540,944.25
  (d) Class A Deficiency Amount                                                 -
  (e) Class A Additional Interest                                               -
  (f) Class A Servicing Fee                                     $      163,625.00
  (g) Unpaid Class A Servicing from prior periods                               -
  (h) Class A Investor Default Amount                           $       58,707.77
  (i) Class A contribution to Excess Spread                     $    1,344,489.40

  (j) Class B Available Funds                                   $       94,465.72
  (k) Class B Optimal Interest                                  $       39,839.56
  (l) Class B Monthly Interest                                  $       39,839.56
  (m) Class B Deficiency Amount                                                 -
  (n) Class B Additional Interest                                               -
  (o) Class B Servicing Fee                                     $        7,333.33
  (p) Unpaid Class B Servicing from prior periods                               -
  (q) Class B contribution to Excess Spread                     $       47,292.83

  (r) Collateral Available Funds                                $      159,410.91
  (s) Collateral Servicing Fee (if NOT AFCO)                                    -
  (t) Collateral Interest contribution to Excess Spread         $      159,410.91

  (u) Total Excess Spread                                       $    1,551,193.14
  (v) Class A Required Amount                                                   -
  (w) Unreimbursed Class A Investor Charge-Offs                                 -
  (x) Class B Required Amount                                   $        2,631.16
       (includes Class B Investor Default Amount)
  (y) Unreimbursed Class B Investor Charge-Offs                                 -
  (z) Collateral Monthly Interest                               $       81,738.76
  (aa) Coll. Int. Svcg Fee (if AFCO)                            $       12,375.00
  (ab) Collateral Interest Default Amount                       $        4,440.08
  (ac) Unreimbursed Collateral Interest Charge-Offs                             -
  (ad) Reserve Account Funding Date       month                                24
  (ae) Reserve Fund Cap                                                     0.50%
  (af) Required Reserve Account Amount                          $               -
  (ag) Reserve Account Balance                                  $               -
  (ah) Payable under the Loan Agreement                         $               -
  (ai) Class A Shortfall Amount                                 $               -
  (aj) Class B Shortfall Amount                                 $               -


                                        AFCO CREDIT CORPORATION, as Servicer

                                        By   /s/   C. Leonard O'Connell
                                         Name:  C. Leonard O'Connell
Dated: March 21, 2003                    Title: Senior Vice President & Chief
                                                Financial Officer

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